SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 11, 2008

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On July 11, 2008, First Financial Northwest, Inc. (“Company”) issued a press release announcing the company has been added to the Russell 3000 Index. In addition, the Company also announced that it had determined that the decline in the net asset value (NAV) of its $6.3 million (631,670 shares) investment in the AMF Ultra-Short Mortgage Fund was considered to be an other-than-temporary impairment.  As a result of such determination, the Company anticipates that it will recognize a non-cash charge of $623,045 related to this impairment, or $0.027 per share, for the quarter ended June 30, 2008.   The decline in the NAV reflects the volatility experienced in the bond market for mortgage-related securities.  A listing of the investments held by the fund is available at www.amffunds.com. The press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits

99.1        Press Release of First Financial Northwest, Inc. dated July 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

Date: July 11, 2008	By: /s/Victor Karpiak
Victor Karpiak
Chairman, President and Chief Executive Officer

Exhibit 99.1

Press Release of First Financial Northwest, Inc. dated July 11, 2008

For more information, contact:
Victor Karpiak: (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC. ADDED TO RUSSELL 3000 INDEX

Renton, Washington – July 11, 2008 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GSM: FFNW), the holding company for First Savings Bank Northwest (“Bank”), announced today it has been added to the Russell 3000 Index after the Russell Investment Group reconstituted its comprehensive set of U.S. and global equity indexes on June 27, 2008.

Russell indexes are widely used by investment managers and institutional investors for both index funds and as benchmarks for passive and active investment strategies. The Company will hold its membership until Russell reconstitutes its indexes in June 2009.

“We are pleased with our inclusion in this index, which reflects our continued positive momentum,” said Victor Karpiak, CEO of the Company. “Russell is an industry leader for stock indexes and we expect our inclusion will generate greater interest in our stock among institutional investors.”

The annual reconstitution of the Russell 3000 captures the 3,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. The largest 1,000 companies in this ranking comprise the Russell 1000, and the next 2,000 companies become the Russell 2000.

About Russell Investment Group

Russell Investment Group aims to improve financial security for people by providing strategic advice, world-class implementation, state-of-the-art performance benchmarks, and a range of institutional-quality investment products. With more than $200 billion in assets under management, Russell serves individual, institutional and advisor clients in more than 40 countries. Russell provides access to some of the world’s best money managers. It helps investors put this access to work in corporate defined benefit and defined contribution pals, and in the life savings of individual investors. Russell’s indexes are unmanaged and cannot be invested in directly. For more information on Russell Indexes, go to www.russell.com.

Mutual Fund Impairment Charge

The Company also announced that it had determined that the decline in the net asset value (NAV) of its $6.3 million (631,670 shares) investment in the AMF Ultra-Short Mortgage Fund was considered to be an other-than-temporary impairment.  As a result of such determination, the Company anticipates that it will recognize a non-cash charge of $623,045 related to this impairment, or $0.027 per share, for the quarter ended June 30, 2008.   The decline in the NAV reflects the volatility experienced in the bond market for mortgage-related securities.  A listing of the investments held by the fund is available at www.amffunds.com.

About the Company

First Financial Northwest, Inc. is a Washington corporation headquartered in Renton, Washington.  It is the parent company of First Savings Bank Northwest, a Washington chartered stock savings bank that was originally organized in 1923.  The Company serves the Puget Sound Region of Washington that includes King, Snohomish and Pierce Counties, through its full-service banking office. For additional information about the Company and the Bank, please visit the website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for construction/land development,  residential, commercial real estate, consumer, and other types of loans; the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators;  success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.